                                                                     EXHIBIT 4.6


                                                                  EXECUTION COPY


--------------------------------------------------------------------------------

                              GUARANTEE AGREEMENT



                                    BETWEEN



                              INTEGON CORPORATION
                                (AS GUARANTOR)



                                      AND



                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                            (AS GUARANTEE TRUSTEE)



                                  DATED AS OF


                               FEBRUARY 10, 1997




--------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE*


Section of
Trust Indenture Act                              Section of
of 1939, as amended                          Guarantee Agreement
-------------------                          -------------------

310(a)..........................................  4.1(a)
310(b)..........................................  4.1(c), 2.8
310(c)..........................................  Inapplicable
311(a)..........................................  2.9
311(b)..........................................  2.9
311(c)..........................................  Inapplicable
312(a)..........................................  2.2(b)
312(b)..........................................  2.2(b)
312(c)..........................................  2.2
313.............................................  2.3
314(a)..........................................  2.4
314(b)..........................................  Inapplicable
314(c)..........................................  2.5
314(d)..........................................  Inapplicable
314(e)..........................................  1.1, 2.5, 3.2
314(f)..........................................  2.1, 3.2
315(a)..........................................  3.1(d)
315(b)..........................................  2.7
315(c)..........................................  3.1
315(d)..........................................  3.1(d)
315(e)..........................................  3.3
316(a)..........................................  1.1, 2.6, 5.4
316(b)..........................................  5.3, 5.4
316(c)..........................................  8.2
317(a)..........................................  Inapplicable
317(b)..........................................  Inapplicable
318(a)..........................................  2.1(b)
318(b)..........................................  2.1
318(c)..........................................  2.1(a)
----------------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS
                               -----------------


                                                                                    Page
                                                                                    ----

ARTICLE I.  DEFINITIONS.........;;;;;;;;;;;;.........................................   1
  Section 1.1.          Definitions..................................................   1

ARTICLE II. TRUST INDENTURE ACT......................................................   4
  Section 2.1.          Trust Indenture Act; Application.............................   4
  Section 2.2.          List of Holders..............................................   4
  Section 2.3.          Reports by the Guarantee Trustee.............................   5
  Section 2.4.          Periodic Reports to the Guarantee Trustee....................   5
  Section 2.5.          Evidence of Compliance with Conditions Precedent.............   5
  Section 2.6.          Events of Default; Waiver....................................   5
  Section 2.7.          Event of Default; Notice.....................................   6
  Section 2.8.          Conflicting Interests........................................   6
  Section 2.9.          Preferential Collection of Claims against Guarantor..........   6

ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE......................   6
  Section 3.1.          Powers and Duties of the Guarantee Trustee...................   6
  Section 3.2.          Certain Rights of Guarantee Trustee..........................   8
  Section 3.3.          Indemnity....................................................   9

ARTICLE IV. GUARANTEE TRUSTEE........................................................  10
  Section 4.1.          Guarantee Trustee: Eligibility...............................  10
  Section 4.2.          Appointment, Removal and Resignation of the Guarantee Trustee  10

ARTICLE V. GUARANTEE.................................................................  11
  Section 5.1.          Guarantee....................................................  11
  Section 5.2.          Waiver of Notice and Demand..................................  11
  Section 5.3.          Obligations Not Affected.....................................  11
  Section 5.4.          Rights of Holders............................................  12
  Section 5.5.          Guarantee of Payment.........................................  13
  Section 5.6.          Subrogation..................................................  13
  Section 5.7.          Independent Obligations......................................  13

ARTICLE VI. COVENANTS AND SUBORDINATION..............................................  13
  Section 6.1.          Subordination................................................  13

ARTICLE VII. TERMINATION.............................................................  14
  Section 7.1.          Termination..................................................  14


                                                                                   Page
                                                                                   ----
ARTICLE VIII.    MISCELLANEOUS.......................................................  14
  Section 8.1.          Successors and Assigns.......................................  14
  Section 8.2.          Amendments...................................................  14
  Section 8.3.          Notices......................................................  14
  Section 8.4.          Benefit......................................................  15
  Section 8.5.          Interpretation...............................................  16
  Section 8.6.          Governing Law................................................  16

                                                                     EXHIBIT 4.6

                              GUARANTEE AGREEMENT



     This GUARANTEE AGREEMENT, dated as of February 10, 1997, is executed and delivered by INTEGON CORPORATION, a Delaware corporation (the "Guarantor") having its principal office at 500 West Fifth Street, Winston-Salem, North Carolina 27152, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities and Common Securities (each as defined in the Trust Agreement, and together, the "Securities") of Integon Capital I, a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of February 10, 1997 (as amended and in effect from time to time, the "Trust Agreement"), among the Guarantor, as Depositor, the Guarantee Trustee, as Property Trustee, the Delaware Trustee named therein, the Administrative Trustees named therein and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing Capital Securities representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

     WHEREAS, the Capital Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities, will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with First Union National Bank of North Carolina, as Property Trustee under the Trust Agreement, as trust assets; and

     WHEREAS, as incentive for the Holders to purchase Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Securities.


                           ARTICLE I.   DEFINITIONS

     Section 1.1.   Definitions.

     As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to be an Affiliate of the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any of the Guarantee Payments, the Guarantor shall have received a notice of such default and shall not have cured such default within 90 days after receipt of such notice.

     "Exchange Guarantee Agreement" means the guarantee agreement, as amended, modified or supplemented from time to time, to be executed and delivered by the Guarantor and the Guarantee Trustee as contemplated by the Exchange and Registration Rights Agreement, dated as of February 10, 1997, among the Guarantor, the Issuer and the Initial Purchasers named therein, as amended, modified or supplemented form time to time.

     "Guarantee Agreement" means the Initial Guarantee Agreement, and, when and if issued, the Exchange Guarantee Agreement.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Securities, to the extent the Issuer shall have funds on hand available therefor at such time, (ii) the Redemption Price and the Repurchase Price with respect to any Securities called for redemption by the Issuer or the repurchase of which is caused by the Holders thereof under the Trust Agreement, to the extent the Issuer shall have funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer (unless Debentures are distributed to the Holders), the lesser of (a) the aggregate Liquidation Amount plus accumulated and unpaid Distributions to the date of payment, to the extent the Issuer shall have funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders on liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Payment").

     "Guarantee Trustee" means First Union National Bank of North Carolina, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

     "Holder" means any holder, as registered on the books and records of the Issuer, of any Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

     "Indenture" means the Junior Subordinated Indenture dated as of February 10, 1997, between the Guarantor and First Union National Bank of North Carolina, as trustee, as may be modified, amended or supplemented and in effect from time to time.

     "Initial Capital Security" means an undivided beneficial preferred interest in the assets of the Issuer, having a Liquidation Amount of $1,000 and having the rights provided therefor in the Trust Agreement, including the right to receive Distributions and a Liquidation Distribution, as provided therein.

     "Initial Guarantee Agreement" means this Guarantee Agreement, dated as of February 10, 1997 between the Guarantor and the Guarantee Trustee, on behalf of and for the benefit of the Holders of the Initial Capital Securities, as may be modified, amended or supplemented and in effect from time to time.

     "Majority in aggregate Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders of Capital Securities, voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all then outstanding Capital Securities.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" when used with respect to the Guarantee Trustee means any officer of the Guarantee Trustee assigned by the Guarantee Trustee from time to time to administer its corporate trust matters.

     "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Guarantee Agreement.


                       ARTICLE II.   TRUST INDENTURE ACT

     Section 2.1.   Trust Indenture Act; Application.

     (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     Section 2.2.   List of Holders.

     (a) The Guarantor will furnish or cause to be furnished to the Guarantee
Trustee:

     (i) semi-annually, not more than 15 days after January 15 and July 15 in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of such January 1 and July 1, and

     (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Guarantee Trustee in its capacity as Securities Registrar.

     (b) The Guarantee Trustee shall comply with its obligations under Section 312(a) and Section 312(b) of the Trust Indenture Act.

     Section 2.3.   Reports by the Guarantee Trustee.

     The Guarantee Trustee shall transmit to Holders such reports concerning the Guarantee Trustee and its actions under this Guarantee Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Guarantee Trustee shall, within sixty days after each May 15 following the date of this Guarantee Agreement deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     Section 2.4.   Periodic Reports to the Guarantee Trustee.

     The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 2.5.   Evidence of Compliance with Conditions Precedent.

     The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     Section 2.6.   Events of Default; Waiver.

     The Holders of a Majority in aggregate Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

     Section 2.7.   Event of Default; Notice.

     (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of the Board of Directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice, of such Event of Default.

     Section 2.8.   Conflicting Interests.

     The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

     Section 2.9.   Preferential Collection of Claims against Guarantor.

     If and when the Guarantee Trustee shall be or become a creditor of the Guarantor or the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Guarantor or the Issuer (or any other such obligor).


       ARTICLE III.   POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

     Section 3.1.   Powers and Duties of the Guarantee Trustee.

     (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

     (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

     (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable, except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

     (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

     (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

     (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in aggregate Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee

Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

     (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 3.2.   Certain Rights of Guarantee Trustee.

     (a) Subject to the provisions of Section 3.1:

     (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

     (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

     (iv) The Guarantee Trustee may consult with legal counsel of its selection, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

     (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

     (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

     (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive written instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (C) shall be protected in acting in accordance with such written instructions.

     (ix) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.

     (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

     Section 3.3.   Indemnity.

     The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this

Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                        ARTICLE IV.   GUARANTEE TRUSTEE

     Section 4.1.   Guarantee Trustee: Eligibility.

     (a) There shall at all times be a Guarantee Trustee which shall:

     (i) not be an Affiliate of the Guarantor; and

     (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation or association meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 4.2.   Appointment, Removal and Resignation of the Guarantee
Trustee.

     (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor. If an instrument of acceptance by a Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 30 days after such removal, the Guarantee Trustee being removed may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

     (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

     (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                            ARTICLE V.   GUARANTEE

     Section 5.1.   Guarantee.

     The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     Section 5.2.   Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     Section 5.3.   Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Issuer;

     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension or deferral of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Repurchase Price, Liquidation Payment or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e) any invalidity of, or defect or deficiency in, the Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

     Section 5.4.   Rights of Holders.

     The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or directing the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

     Section 5.5.   Guarantee of Payment.

     This Guarantee Agreement creates a guarantee of payment and not of collection and will apply only to the extent that the Issuer has funds sufficient to make such payments. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

     Section 5.6.   Subrogation.

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     Section 5.7.   Independent Obligations.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                   ARTICLE VI.   COVENANTS AND SUBORDINATION

     Section 6.1.   Subordination.

     The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor, except those made pari passu or subordinate to such obligations expressly by their terms, in the same manner as set forth in Article XIII of the Indenture.

                          ARTICLE VII.   TERMINATION

     Section 7.1.   Termination.

     This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price or the Repurchase Price for all outstanding Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Securities, (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Capital Securities or this Guarantee Agreement.


                         ARTICLE VIII.   MISCELLANEOUS

     Section 8.1.   Successors and Assigns.

     All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

     Section 8.2.   Amendments.

     Except with respect to any changes which do not adversely affect the rights of the Holders or the Guarantee Trustee in any material respect (in which case no consent of the Holders or the Guarantee Trustee, as the case may be, will be required), this Guarantee Agreement may only be amended by the Guarantor with the prior approval of the Holders of not less than a Majority in aggregate Liquidation Amount of the Capital Securities and of the Guarantee Trustee. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

     Section 8.3.   Notices.

     Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

     (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

Integon Corporation
500 West Fifth Street
Winston-Salem
North Carolina 27152

Telephone No.: (910) 770-2000
Attention:  General Counsel

     (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the
Holders:

Integon Capital I
c/o Integon Corporation
500 West Fifth Street
Winston-Salem
North Carolina 27152

Telephone No.: (910) 770-2000
Attention:  General Counsel

with a copy to:

First Union National Bank of North Carolina
230 South Tryon Street, 9th Floor
Charlotte, North Carolina 28288-1179

Facsimile No.: 704-383-6648
Attention: Bond Administration

     (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

     All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     Section 8.4.   Benefit.

     The Initial Guarantee Agreement is solely for the benefit of the Holders of the Initial Capital Securities and is not separately transferable from the Initial Capital Securities. The Exchange Guarantee Agreement when and if executed by the Guarantor, shall be solely for the benefit of the

Holders of the Exchange Capital Securities and shall not be separately transferable from the Exchange Capital Securities.

     Section 8.5.   Interpretation.

     In this Guarantee Agreement, unless the context otherwise requires:

     (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

     (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

     (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

     (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

     (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

     (f) a reference to the singular includes the plural and vice versa; and

     (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

     Section 8.6.   Governing Law.

     THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.



Integon Corporation


By: /s/ John B. Yorke
    --------------------------
Name:   John B. Yorke
Title:  Vice President, Corporate
        General Counsel & Secretary



First Union National Bank of
  North Carolina
as Guarantee Trustee


By: /s/ Shawn K. Bednasek
    --------------------------
Name:  Shawn K. Bednasek
Title: Asst. Vice President

STATE OF             )
                     ) : ss.:
COUNTY OF            )


          On the ___ day of February, 1997, before me personally came
________________________________________________________________________________
____________________, to me known, who, being by me duly sworn, did depose and say that he/she is ____________________________________________________ of
Integon Corporation, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.


                                         -----------------------------
                                         Notary Public


STATE OF NORTH CAROLINA  )
                         ): ss.:
COUNTY OF                )


     On the ___ day of February, 1997, before me personally came
________________________________________________________________________________
___________________, to me known, who, being by me duly sworn, did depose and say that he/she is ______________________________________________________ of
First Union National Bank of North Carolina, one of the corporations described in and which executed the foregoing instrument, and that he/she signed his/her name thereto pursuant to the bylaws of said Corporation.



                                         ---------------------------
                                         Notary Public